United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 31, 2016

Date of Report (Date of earliest event reported)

LATTICE INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	005-34249	22-2011859
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7150 N. Park Drive, Suite 500 Pennsauken, New Jersey	08109
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (856) 910-1166

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material definitive Agreement

The disclosure contained in Item 2.03 is incorporated by reference in this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed by Lattice Incorporated (the “Company”), on April 29, 2016, the Company issued a promissory note in the aggregate principal amount of $2,495,625 (the “Note”) to Global Tel*Link Corporation (“GTL”). The Note bears interest at the rate of 8% per year and provides a schedule of payments consisting of principal and interest through April 30, 2019. The obligations under the Note are secured by all of the Company’s assets pursuant to the terms of a Security Agreement. A payment under the Note was due on October 31, 2016 (the “Payment”). On October 31, 2016, GTL and the Company agreed to extend the Payment due date, and on November 9, 2016, the Company and GTL amended the original extension to extend the Payment due date to December 9, 2016.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated December 12, 2016

LATTICE INCORPORATED

By: /s/ Joe Noto
Name: Joe Noto
Title: Chief Financial Officer

3